UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	October 8, 2019

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

NEVADA	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 141 Union Boulevard, #400, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

  303-384-1400

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTIM	Nasdaq Stock Exchange

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2019, Boyd Hoback’s employment as Chief Executive Officer of Good Times Restaurants Inc. (the “Company”) ended by mutual agreement between the Company and Mr. Hoback. Mr. Hoback also resigned from the Company’s Board of Directors.

Under the terms of a Severance and General Release Agreement dated October 8, 2019 (the “Severance Agreement”) between the Company and Mr. Hoback, Mr. Hoback will receive $629,828.00 in severance payments (the “Severance”), in addition to his accrued rights (compensation, paid time off and expense reimbursement). The Company is also providing Mr. Hoback, among other things, 90 days’ salary ($61,880.00) and employer’s portion of health insurance premiums, in lieu of advance notice of termination. In the event of a change in control of the Company on or before October 8, 2020, Mr. Hoback will also be entitled to $652,112.97 of additional compensation. All payments under the Severance Agreement are subject to applicable withholding. Mr. Hoback will remain eligible for the safe harbor matching contribution under the current terms of the Company’s 401(k) Plan. The financial terms of the Severance Agreement supersede the severance obligations to Mr. Hoback under Mr. Hoback’s Employment Agreement, dated September 27, 2016 (the “Employment Agreement”). The Severance Agreement contains a customary mutual release of claims by each party thereto, an indemnity in favor of Mr. Hoback and certain post-employment covenants applicable to Mr. Hoback in respect of confidential information and certain other matters.

The foregoing discussion is qualified by reference to the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the termination of employment of Mr. Hoback and execution of the Severance Agreement, the Company and Mr. Hoback also entered into a Repurchase Option Agreement (the “Repurchase Option Agreement”). Under the terms of the Repurchase Option Agreement, Mr. Hoback received 40,697 shares of Common Stock in settlement of Mr. Hoback’s unvested Restricted Stock Units granted under the Company’s 2008 Omnibus Equity Incentive Compensation Plan or its 2018 Omnibus Equity Incentive Plan and, through a cashless exercise, 2,413 shares of Common Stock in respect of all stock options to acquire shares of Common Stock at an exercise price of less than $1.75 per share. The Company granted Mr. Hoback the right to sell to the Company up to 43,110 shares of Common Stock at a price per share of $1.75 (the “Option”) on or before January 3, 2020, subject to any applicable restrictions under the Company’s credit facilities. The Option may only be exercised to effect one sale of shares Common Stock to the Company at one time (i.e., it may not be exercised more than once). The Repurchase Option Agreement is in full satisfaction of any “put” rights of Mr. Hoback under Section 7(f) of his Employment Agreement. Mr. Hoback and the Company made certain customary representations and warranties as more fully set forth in the Repurchase Option Agreement.

The foregoing discussion is qualified by reference to the Repurchase Option Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

On October 8, 2019, the Company also appointed Ryan M. Zink, 41, as the Company’s acting Chief Executive Officer effective immediately to replace Mr. Hoback. Mr. Zink is expected to serve as the Company’s acting Chief Executive Officer until the Company has made a permanent CEO appointment. Mr. Zink has served as the Company’s Chief Financial Officer since August 1, 2017 and will continue to serve in such role. Prior to his appointment as Chief Financial Officer of the Company, from March 2014 to July 2017, Ryan held positions with INVISTA, a wholly-owned subsidiary of Koch Industries Inc., most recently as Corporate Finance Director and formerly as Operations Controller.

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On October 8, 2019, the Company issued a press release announcing Mr. Hoback’s termination of employment and the Company’s appointment of Mr. Zink as the Company’s acting Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are being filed herewith:

Exhibit Index

Exhibit No.	Description

10.1	Severance and Release Agreement, dated October 8, 2019, between Boyd Hoback and Good Times Restaurants Inc.
10.2	Repurchase Option Agreement, dated October 8, 2019, between Boyd Hoback and Good Times Restaurants Inc.
99.1	Press Release, dated October 8, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Good Times Restaurants Inc.

Date: October 8, 2019	By:
Ryan Zink, Chief Financial Officer
& acting Chief Executive Officer

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